UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report
(Date of earliest
event reported):	June 1, 2008

Commission	Name of Registrant, State of Incorporation, Address of	IRS Employer
File Number	Principal Executive Offices and Telephone Number	Identification Number
1-9894	Alliant Energy Corporation	39-1380265
(a Wisconsin corporation)
4902 N. Biltmore Lane
Madison, Wisconsin 53718
Telephone (608) 458-3311
0-4117-1	Interstate Power and Light Company	42-0331370
(an Iowa corporation)
Alliant Energy Tower
Cedar Rapids, Iowa 52401
Telephone (319) 786-4411
0-337	Wisconsin Power and Light Company	39-0714890
(a Wisconsin corporation)
4902 N. Biltmore Lane
Madison, Wisconsin 53718
Telephone (608) 458-3311

This combined Form 8-K is separately filed by Alliant Energy Corporation, Interstate Power and Light Company and Wisconsin Power and Light Company.

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

        Alliant Energy Corporate Services, Inc. (“Corporate Services”), a wholly-owned subsidiary of Alliant Energy Corporation (the “Company”), as agent for and on behalf of the Company’s public utility subsidiaries Interstate Power and Light Company (“IPL”) and Wisconsin Power and Light Company (“WPL”), entered into a Master Supply Agreement (the “Agreement”) with Vestas-American Wind Technology, Inc. (“Vestas”) effective June 1, 2008. Pursuant to the terms and conditions of the Agreement, Corporate Services has agreed on behalf of IPL and WPL to purchase from Vestas wind turbines and related turbine equipment, as well as related services with respect to the maintenance, servicing and repair of the wind turbines. As of June 1, 2008, the total purchase price for the wind turbine equipment under the Agreement is expected to be approximately $817 million (which price includes US$350 million and 300 million Euros), subject to adjustment. The wind turbine equipment is expected to be used for wind projects including the Whispering Willow Wind Farm in Franklin County, Iowa for IPL and other anticipated utility-owned wind generation projects.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, Alliant Energy Corporation, Interstate Power and Light Company and Wisconsin Power and Light Company have each duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION
By: /s/ Patricia L. Kampling
Date: June 3, 2008	Patricia L. Kampling
Vice President and Treasurer
INTERSTATE POWER AND LIGHT COMPANY
By: /s/ Patricia L. Kampling
Date: June 3, 2008	Patricia L. Kampling
Vice President and Treasurer
WISCONSIN POWER AND LIGHT COMPANY
By: /s/ Patricia L. Kampling
Date: June 3, 2008	Patricia L. Kampling
Vice President and Treasurer